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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of 135,614 shares of its common stock, par value $.08 per share, of our report dated October 26, 2000 included in the IVC Industries, Inc. annual report (Form 10-K) as of July 31, 2000 and for the year then ended filed with the Securities and Exchange Commission and to all references to our firm included in this Form S-8 registration statement.

                                       /s/ AMPER, POLITZINER & MATTIA P.A.
                                       -----------------------------------


Edison, New Jersey
September 6, 2001